Exhibit 10.4
Version 20180301

INDEMNITY AGREEMENT
This INDEMNITY AGREEMENT (this “Agreement”) is made as of September 16, 2019, by RPT PROVIDENCE SQUARE, LLC, a Delaware limited liability company (“Borrower” or “Indemnitor”), for the benefit of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, together with its successors or assigns (“Indemnitee”).

RECITALS:

A.    Pursuant to the terms of that certain Loan Agreement of even date herewith, by and between Indemnitee and Borrower (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Loan Agreement”), Indemnitee has agreed to extend to Indemnitor a loan in the principal amount of up to Twenty-Nine Million Seven Hundred Thousand and No/100 US Dollars ($29,700,000.00) (the “Loan”). The Loan is evidenced by that certain Promissory Note of even date herewith made by Borrower and payable to the order of Indemnitee (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Note”).

B.    The Loan and Borrower’s obligations under the Loan Agreement and the Note are secured by, among other things, that certain Deed to Secure Debt and Security Agreement (as the same may be amended, restated, modified, supplemented, extended, renewed or replaced from time to time, the “Security Instrument”) made by Borrower for the benefit of Indemnitee, encumbering certain land and improvements constructed thereon (or to be constructed thereon) and personal property that is owned by Borrower (collectively the land, improvements and personal property are referred to as the “Property”), such land being more particularly described in Exhibit A attached to the Security Instrument.

C.    Indemnitor acknowledges and agrees that this Agreement and the covenants of Indemnitor hereunder are an integral part of Indemnitee’s security for the Loan and that Indemnitee would not have made the Loan in the absence of this Agreement and Indemnitor’s covenants hereunder. Unless otherwise herein defined, all initially capitalized terms shall have the meanings given to such terms in the Loan Agreement.

A G R E E M E N T:

NOW, THEREFORE, in order to induce Indemnitee to extend the Loan, and in consideration of the substantial benefit Indemnitor will derive from the Loan, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, intending to be legally bound, hereby agrees as follows:

ARTICLE I
DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the following terms have the following meanings:

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(a)    “Accessibility Laws” means any and all present and future applicable (i) federal, state and municipal laws, ordinances, rules and regulations currently in existence or hereinafter enacted or rendered governing accessibility for the disabled, including but not limited to The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, The Americans With Disabilities Act, The Georgia Accessibility Code, and The Georgia Fair Housing Act; (ii) judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments; and (iii) ordinances, codes, plans, injunctions, decrees, permits, demand letters, concessions, grants, franchises, licenses, agreements, notices or other governmental restrictions relating to the protection of the disabled or handicapped.
(b)    “Environmental Activity” means any actual, proposed or threatened storage, holding, existence, release, escape, emission, discharge, spilling, leaking, pouring, pumping, injection, dumping, discarding, burying, abandoning, generation, processing, abatement, treatment, removal, disposition, handling, transportation or other management of any Hazardous Substance or any other activity or occurrence that causes or would cause any such event to exist.
(c)    “Environmental Laws” means any and all federal, state and local health, safety, environmental or natural resource laws, statutes, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, regulations, or similar items (whether now existing or hereafter enacted or promulgated) of all Governmental Authorities, having jurisdiction, and all other state, federal and local laws, regulations, rules, ordinances, and orders which govern: (i) the existence, cleanup and/or remedy of contamination on property; (ii) the emission or discharge of Hazardous Substances into the environment; (iii) the control of Hazardous Substances; (iv) the use, generation, transport, treatment, storage, disposal, removal, or recovery of Hazardous Substances; or (v) the safety and health of employees, any tenant, other user or invitee; as well as all applicable judicial and administrative and regulatory decrees, judgments or orders (including without limitation the “common law”) and all applicable covenants running with the land that relate to the protection of health, safety, environment or natural resources, including, without limitation: (a) The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by The Superfund Amendments and Reauthorization Act of 1986; (b) The Resource Conservation and Recovery Act of 1976, as amended by The Used Oil Recycling Act of 1980; (c) The Solid Waste Disposal Act Amendment of 1980; (d) The Hazardous and Solid Waste Amendments of 1984; (e) The Hazardous Materials Transportation Act; (f) The Clean Water Act; (g) The Clean Air Act; (h) The Toxic Substances Control Act; (i) The Safe Drinking Water Act; (j) The Occupational Safety and Health Act; (k) The Federal Water Pollution Control Act; (l) The Federal Insecticide, Fungicide and Rodenticide Act; (m) The Georgia Hazardous Waste Management Act; and (n) The Georgia Hazardous Site Response Act.
(d)    “Hazardous Substances” means any substance:
(i)    the presence of which requires investigation, reporting, removal or remediation under any Environmental Law;

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(ii)    that is or becomes defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “extremely hazardous substance,” or other type of pollutant or contaminant under any applicable Environmental Law;
(iii)    that is toxic, reactive, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic, teratogenic, or otherwise hazardous and is or becomes regulated by any applicable Environmental Law;
(iv)    that is or contains oil, gasoline, diesel fuel, aviation fuel, or other petroleum hydrocarbons, products or derivatives, other than petroleum, crude oil, and petroleum products to the extent contained within regularly operated motor vehicles;
(v)    that is or contains PCBs, asbestos, radon or urea formaldehyde;
(vi)    that is fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including but not limited to, mold (including, without limitation, penicillium/aspergillus and stachybotrys chartarum), and Legionella (legionella pneumophila); or
(vii)    the presence of which causes or threatens to cause a nuisance upon the Property or to adjacent property or poses or threatens to pose a hazard to the health or safety of any person, to plant or animal life, or to the environment, including, but not limited to sewage sludge, industrial slag, solvents and/or any other similar substances or materials.
Notwithstanding the foregoing, “Hazardous Substances” shall not include (i) de minimis quantities of such materials, or (ii) substances customarily present in the ordinary course of business of ownership, operation and maintenance of a retail property in a prudent manner, but only during the period that the same are stored in reasonable and customary quantities and stored and/or used in accordance with applicable Environmental Laws.
(e)    “Indemnified Party” or, collectively, “Indemnified Parties” includes Indemnitee, any person or entity who is or will have been involved in originating the Loan, any person or entity who is or will have been involved in servicing the Loan, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, as well as the respective directors, officers, shareholders, partners, employees, agents, attorneys, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as part of or following foreclosure pursuant to the Loan) and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial part of Indemnitee’s assets and business.
(f)    “Indemnitor’s Knowledge” (including the phrases “to Indemnitors’ knowledge”, “to any Indemnitor’s knowledge”, or comparable phrases [including “to the best of” a Indemnitor’s knowledge]) means with respect to Indemnitor, the current knowledge of those

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Persons charged with responsibilities relating to the acquisition, ownership, and management of the Property, after reasonable and prudent inquiry consistent with his/her management responsibilities, including inquiry of any property manager.
(g)    “PCA” means that certain Property Condition Assessment dated June 12, 2019, prepared by Real Estate Diligence LLC, Project No. 0386RREE.01.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1    Representations and Warranties. Indemnitor represents and warrants that:
(a)    Except as disclosed in the Environmental Report, to Indemnitor’s Knowledge, there are no Hazardous Substances at, on or in the Real Property, or within any Improvement on the Real Property, nor, to the best of Indemnitor’s Knowledge has any Hazardous Substance been discharged from the Property or penetrated any surface or subsurface rivers or streams crossing or adjoining the Real Property or the aquifer underlying the Real Property;
(b)    Except as disclosed in the PCA, Indemnitor has no knowledge of any violations of Accessibility Laws or any condition at the Property that may result in a violation of Accessibility Laws;
(c)    Except as disclosed in the Environmental Report or PCA, Indemnitor has not received any written communication from and, to Indemnitor’s Knowledge, no notice, order, directive, complaint or other communication, written or oral, has been made or issued by any governmental agency or other person, entity or agency alleging the occurrence of any Environmental Activity in violation of any Environmental Laws with respect to the Property or the use thereof or of any violations of Accessibility Laws;
(d)    To Indemnitor’s Knowledge, except as disclosed in the Environmental Report or PCA, Indemnitor is in compliance in all respects with all applicable Environmental Laws and/or Accessibility Laws relating to the Property or the use thereof, and Indemnitor has not engaged in any Environmental Activity upon, under or within the Property or any contiguous real estate;
(e)    Neither Indemnitor, nor to Indemnitor’s Knowledge, any other party, has been or is involved in operations at or near the Property which operations could reasonably be expected to lead to (i) the imposition of liability on Indemnitor, or on any subsequent or former owner of the Property, or (ii) the creation of a lien on the Property, under any Environmental Laws or any Accessibility Laws;
(f)    Indemnitor has not permitted, either knowingly or under the terms of a Lease, any tenant or occupant of the Property to engage in any activity that could impose liability under any Environmental Laws or Accessibility Laws on such tenant or occupant, on Indemnitor or on any other owner of any of the Property;
(g)    To Indemnitor’s Knowledge, except as disclosed in the Environmental Report or PCA, the Existing Use of the Property will not result in any Environmental Activity in violation of any Environmental Laws or in any violation of Accessibility Laws; and

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(h)    To Indemnitor’s Knowledge, the Property is presently maintained and has been maintained in such a manner as to prevent excess humidity, or accumulation of moisture that may promote the growth of molds or other fungi and other microorganisms, and the water systems are maintained to prevent the growth of Legionella bacteria.
ARTICLE III
COVENANTS
3.1    Covenants. Indemnitor covenants and agrees, so long as this Agreement shall remain in effect, not to cause or permit Environmental Activity at, on, over, under, about, within or to or from the Property either by itself or by its employees, agents, assigns, invitees, tenants, or any other party or parties. Indemnitor covenants and agrees to promptly remove from the Property, if and as required by Environmental Laws and/or by Indemnitee, any Hazardous Substances discovered at, about, within or on the Property which is not at any time or in any respect in full compliance with such Environmental Laws, and to promptly comply in all respects with all Environmental Laws governing such removal. In addition, Indemnitor covenants and agrees, so long as this Agreement shall remain in effect, to comply, and to cause any parties with any rights in the Property to comply, with all Environmental Laws and Accessibility Laws. Finally, Indemnitor covenants and agrees that following the discovery by Indemnitor of a breach of any of the representations, warranties or covenants contained herein, to promptly deliver to Indemnitee notice of any event that would render any representation or warranty contained in Section 2 incorrect in any respect if made at the time of such discovery.
ARTICLE IV
INDEMNIFICATION
4.1    INDEMNITOR COVENANTS AND AGREES AT INDEMNITOR’S SOLE COST AND EXPENSE TO PROTECT, DEFEND, INDEMNIFY, SAVE, RELEASE AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL LOSSES IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES AND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR RELATING TO ANY ONE OR MORE OF THE FOLLOWING: (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES IN, ON, ABOVE, UNDER, AT, ABOUT OR SURROUNDING THE PROPERTY; (B) ANY PAST, PRESENT OR THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCES IN, ON, ABOVE, UNDER, AT, ABOUT OR FROM THE PROPERTY; (C) ANY ACTUAL OR PROPOSED REPAIR, CLEANUP, REMEDIATION, ABATEMENT, REMOVAL OR DETOXIFICATION, OR PREPARATION AND IMPLEMENTATION OF ANY INVESTIGATION, REMOVAL, REMEDIAL RESPONSE, CLOSURE OR OTHER PLAN, CONCERNING ANY HAZARDOUS SUBSTANCES IN, ON, UNDER, ABOVE, AT, ABOUT, SURROUNDING OR FROM THE PROPERTY, REGARDLESS OF WHETHER UNDERTAKEN DUE TO ANY ACTION BY A GOVERNMENTAL AUTHORITY OR OTHER THIRD PARTY OR WHETHER UNDERTAKEN VOLUNTARILY BY ANY INDEMNIFIED PARTY; (D) ANY ACTIONS OR OMISSIONS BY INDEMNITOR, ANY PERSON AFFILIATED WITH INDEMNITOR (INCLUDING, WITHOUT LIMITATION, ITS EMPLOYEES, REPRESENTATIVES, AGENTS, CONTRACTORS OR SUBCONTRACTORS), OR ANY TENANT OR OTHER USER OF OR INVITEE ON THE

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PROPERTY RELATING TO ENVIRONMENTAL ACTIVITY, TREATMENT, REFINING, CONTROL, MANAGEMENT, ABATEMENT, REMOVAL OR RELEASE OF ANY HAZARDOUS SUBSTANCE IN, ON, ABOVE, UNDER, AT, ABOUT OR FROM THE PROPERTY, OR THE TRANSPORTATION OR TRANSFER OF ANY HAZARDOUS SUBSTANCE TO OR FROM THE PROPERTY, EITHER BEFORE OR AFTER THE DATE OF THIS AGREEMENT; (E) ANY PAST, PRESENT OR THREATENED NON-COMPLIANCE WITH OR VIOLATIONS OF ANY ENVIRONMENTAL LAW (OR PERMITS, LICENSES, VARIANCES OR OTHER APPROVALS ISSUED PURSUANT TO ANY ENVIRONMENTAL LAW) IN CONNECTION WITH THE PROPERTY OR OPERATIONS THEREON, INCLUDING, BUT NOT LIMITED TO, ANY FAILURE BY INDEMNITOR, ANY PERSON AFFILIATED WITH INDEMNITOR (INCLUDING, WITHOUT LIMITATION, ITS EMPLOYEES, REPRESENTATIVES, AGENTS, CONTRACTORS OR SUBCONTRACTORS), OR ANY TENANT OR OTHER USER OF OR INVITEE ON THE PROPERTY TO COMPLY WITH ANY NOTICE OR ORDER OF ANY GOVERNMENTAL AUTHORITY IN CONNECTION WITH ANY ENVIRONMENTAL LAW; (F) THE IMPOSITION, RECORDING OR FILING OR THE THREATENED IMPOSITION, RECORDING OR FILING OF ANY LIEN OR “SUPERLIEN” ENCUMBERING THE PROPERTY RELATING TO ANY HAZARDOUS SUBSTANCES OR PURSUANT TO ANY ENVIRONMENTAL LAW; (G) ANY ACTS OF INDEMNITOR, ANY PERSON AFFILIATED WITH INDEMNITOR (INCLUDING, WITHOUT LIMITATION, EMPLOYEES, REPRESENTATIVES, AGENTS, CONTRACTORS AND SUBCONTRACTORS), OR ANY TENANT OR OTHER USER OF OR INVITEE ON THE PROPERTY IN (I) ARRANGING FOR DISPOSAL OR TREATMENT, OR ARRANGING WITH A TRANSPORTER FOR TRANSPORT FOR DISPOSAL OR TREATMENT, OF ANY HAZARDOUS SUBSTANCES FROM THE PROPERTY TO ANY FACILITY OR INCINERATION VESSEL OR (II) ACCEPTING ANY HAZARDOUS SUBSTANCES FOR TRANSPORT FROM THE PROPERTY TO DISPOSAL OR TREATMENT FACILITIES, INCINERATION VESSELS OR SITES, FROM WHICH THERE IS A RELEASE, OR A THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCES WHICH CAUSES THE INCURRENCE OF COSTS FOR REMEDIATION OR OTHER LOSSES; (H) ANY VIOLATIONS OF ACCESSIBILITY LAWS (PROVIDED THAT LOSSES UNDER THIS CLAUSE (H) SHALL BE LIMITED TO THOSE ACTUALLY INCURRED, SUFFERED BY OR ASSERTED AGAINST INDEMNITEE AND SHALL EXCLUDE CONSEQUENTIAL, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES); (I) ANY ACTUAL OR PROPOSED REPAIR RELATED TO ANY VIOLATION OR POTENTIAL VIOLATION OF ACCESSIBILITY LAWS (PROVIDED THAT LOSSES UNDER THIS CLAUSE (I) SHALL BE LIMITED TO THOSE ACTUALLY INCURRED, SUFFERED BY OR ASSERTED AGAINST INDEMNITEE AND SHALL EXCLUDE CONSEQUENTIAL, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES);  AND (J) ANY MISREPRESENTATION OR INACCURACY IN ANY REPRESENTATION OR WARRANTY (INCLUDING, WITHOUT LIMITATION, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE SECURITY INSTRUMENT AND/OR THE LOAN AGREEMENT) RELATING TO ENVIRONMENTAL MATTERS OR MATERIAL BREACH OR FAILURE TO PERFORM ANY COVENANTS OR OTHER OBLIGATIONS PURSUANT TO THIS AGREEMENT OR THE LOAN DOCUMENTS RELATING TO ENVIRONMENTAL MATTERS, SUBJECT IN EACH CASE TO ANY EXPRESS LIMITATIONS OR QUALIFICATIONS TO SUCH COVENANTS, OBLIGATIONS,

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REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN, IN THE SECURITY INSTRUMENT OR IN THE LOAN AGREEMENT. THE INDEMNITY OBLIGATIONS OF INDEMNITOR UNDER THIS AGREEMENT SHALL APPLY TO ANY LOSSES, INCLUDING, WITHOUT LIMITATION, THOSE LOSSES THAT ARISE IN STRICT LIABILITY OR ARE INCURRED AS A RESULT, DIRECTLY OR INDIRECTLY, OF THE NEGLIGENCE OR OTHER ACT OR OMISSION OF INDEMNITEE OR ANY OTHER INDEMNIFIED PARTY; PROVIDED THAT INDEMNITOR SHALL NOT BE LIABLE TO INDEMNITEE OR ANY OTHER INDEMNIFIED PARTY FOR (X) ANY LOSSES TO THE EXTENT CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INDEMNITEE OR ANY INDEMNIFIED PARTY, OR (Y) ANY LOSSES RELATING TO THE PROPERTY THAT FIRST OCCUR AFTER A FORECLOSURE OR A TRANSFER PURSUANT TO A DEED IN LIEU OF FORECLOSURE OF THE PROPERTY AND WHICH (I) WERE NOT AT ALL UNDERTAKEN, CAUSED, CONTRIBUTED TO, AUTHORIZED OR PERMITTED BY INDEMNITOR OR ANY PERSON AFFILIATED WITH INDEMNITOR (INCLUDING, WITHOUT LIMITATION, EMPLOYEES, REPRESENTATIVES, AGENTS, CONTRACTORS, SUBCONTRACTORS, TENANTS, OR INVITEES), OR (II) DO NOT RELATE AND ARE NOT ATTRIBUTABLE TO ANY CONDUCT OCCURRING OR CONDITIONS EXISTING (WHETHER EXISTING IN, ON, ABOVE, UNDER, AT, ABOUT OR SURROUNDING THE PROPERTY OR IN A LOCATION OTHER THAN THAT OF THE PROPERTY THAT MAY ADVERSELY AFFECT THE PROPERTY) PRIOR TO SUCH FORECLOSURE OR TRANSFER PURSUANT TO A DEED IN LIEU OF FORECLOSURE.
4.2    Duty To Defend and Attorneys’ and Other Fees and Expenses. If covered by the indemnification pursuant to Section 4.1 of this Agreement, upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by the Indemnified Party, in the name of the Indemnified Party) at the sole cost and expense of Indemnitor, with counsel and other professionals acceptable to such Indemnified Party. Notwithstanding the foregoing, any Indemnified Party may, in its discretion, if it does not believe its interests are being properly protected, engage its own attorneys and other professionals to defend or assist it, and, at the option of Indemnified Party, its attorneys shall control the resolution of any claim or proceeding, but shall keep Indemnitor advised on a periodic basis of the progress toward such resolution. Upon demand, Indemnitor shall pay or, in the sole discretion of the Indemnified Party, reimburse such Indemnified Party for the payment of documented fees and disbursements of its attorneys (including both in-house and outside counsel), engineers, environmental consultants, laboratories and other professionals in connection therewith.
ARTICLE V
INDEMNITEE’S RIGHTS
5.1    Inspection Rights. If Indemnitee has reasonable cause to believe the presence, release or threatened release of Hazardous Substances at, upon, under or within the Property, then upon not less than twenty-four (24) hours notice in writing or orally (except in the case of an emergency), Indemnitee shall have the right to enter, and subject to the rights of tenants as to interior spaces, to make inspections of the Property for any Hazardous Substances, including, but not limited to taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing, pursuant to the laws of the State, or if Indemnitor does not provide access to the Property,

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to obtain a court order to enforce that right, and to have a receiver appointed as permissible under the laws of the State. The cost of any such testing, inspection or the appointment of the receiver shall be at Indemnitor’s sole cost.
5.2    Updated Environmental Reports. If Indemnitee has reasonable cause to believe in the presence, release or threatened release of Hazardous Substances at, upon, under or within the Property, upon the written request of Indemnitee, Indemnitor shall (i) provide Indemnitee, at Indemnitor’s sole cost, a current (i.e., less than 30 days old) environmental site assessment or environmental audit, in each case in form and substance reasonably acceptable to Indemnitee; and (ii) Indemnitor shall upon request of Indemnitee establish and maintain, at Indemnitor’s sole expense, a program to assure and monitor continued compliance with Environmental Laws, the existence of any storage tanks on the Property and the presence of Hazardous Substances on the Property, which program shall include at a minimum annual reviews of such compliance by employees or agents of Indemnitor familiar with any applicable Environmental Laws. In addition, if a compliance program is required, upon written request from Indemnitee and no more than once each year, Indemnitor shall provide an environmental compliance report prepared by an environmental consulting firm approved in advance by Indemnitee which provides a detailed review and analysis of Indemnitor’s compliance program.
5.3    Remedies.
(a)    Upon any breach of this Agreement, Indemnitee shall have the right to commence and maintain an action or actions in any court of competent jurisdiction for breach of contract pursuant to applicable laws of the State, whether commenced prior to or after foreclosure under the Security Instrument, and to seek the recovery of any and all losses, including, without limitation, any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred or advanced by Indemnitee relating to the (i) cleanup, remediation, repairs or other response action required by applicable Environmental Law and/or to obtaining a no further action letter or similar closure letter from the applicable Governmental Authority(ies), or which Indemnitee reasonably believes necessary to protect the Property (collectively, the “Costs”). Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Agreement, the Note, the Security Instrument or any other Loan Document, the Costs incurred by Indemnitee and/or any Indemnified Parties are “Nonrecourse Carve-Outs” as provided in Section 10.1 of the Loan Agreement. Indemnitor shall be fully and personally liable for all obligations and liabilities under this Agreement, and such liability shall not be limited to the indebtedness and other obligations secured by the Security Instrument.
(b)    In the event of any Environmental Activity affecting the Property, whether or not the same originates or emanates from the Property or any contiguous real estate, and/or if Indemnitor shall fail to comply with any of the requirements of any Environmental Laws, Indemnitee may at its election, but without the obligation to do so, give such notices and/or cause such work to be performed at the Property and/or take any and all other actions as Indemnitee shall deem necessary or advisable in order to abate the discharge of any Hazardous Substances, remove the Hazardous Substances or cure Indemnitor’s noncompliance; provided, however, except in the case of an emergency, as long as (i) Indemnitor is in possession, custody and control of the Property,

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and (ii) no uncured default exists under any of the Loan Documents or under this Agreement, Indemnitee shall not exercise its right to cause work to be performed at the Property if, within fifteen (15) days after Indemnitor has received notice of any violation of the representations, warranties and/or covenants set forth in Sections 2 and 3, Indemnitor shall have commenced and thereafter diligently be prosecuting to completion the cure of any such violation in accordance with the terms of this Agreement.
(c)    Upon any Event of Default, in addition to any other remedies provided herein and under applicable law, Indemnitee shall have the right to waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with the applicable laws of the State and to exercise any and all rights and remedies of an unsecured creditor against Indemnitor and all of Indemnitor’s assets and property for the recovery of any deficiency, including, but not limited to, seeking an attachment order as otherwise permissible under applicable law.
(d)    Prior to a foreclosure or transfer in lieu of foreclosure pursuant to the Security Instrument, and provided no Event of Default shall then exist, any amounts payable to any Indemnified Parties under this Agreement shall become due and payable ten (10) calendar days after written demand therefor, and following a foreclosure or transfer in lieu of foreclosure pursuant to the Security Instrument, and following the occurrence of an Event of Default and during the continuance thereof, any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand. Any amounts payable to any Indemnified Parties not paid when due as provided in this Section 5.3(d) shall bear interest at the Default Rate set forth in the Loan Agreement from and after the date of demand therefor until payment in full.
ARTICLE VI
MISCELLANEOUS
6.1    Reliance. Indemnitor acknowledges that Indemnitee has agreed to enter into the Loan and accept the Security Instrument in reliance upon Indemnitor’s representations, warranties and covenants in this Agreement. For this reason, it is the intention of Indemnitor and Indemnitee that the provisions of this Agreement shall supersede any provisions in any and all documents executed in connection with or pursuant to the Loan, including, without limitation, the Security Instrument which in any way limit the personal liability of Indemnitor and that Indemnitor shall be personally liable for any obligations arising under this Agreement even if the amount of liability exceeds Indemnitor’s obligations under the Loan Documents. All of the representations, warranties, covenants and indemnities of this Agreement shall survive the repayment and satisfaction of the Loan unless released pursuant to Section 6.12(b) of this Agreement.
6.2    Waivers.
(a)    TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, INDEMNITOR HEREBY WAIVES ANY RIGHT TO REQUIRE INDEMNITEE AT ANY TIME TO PURSUE ANY REMEDY IN INDEMNITEE’S POWER WHATSOEVER, INCLUDING ANY RIGHT TO REQUIRE INDEMNITEE TO FILE SUIT AGAINST ANY GUARANTOR OR TAKE ANY OTHER ACTION AGAINST ANY GUARANTOR AS A PREREQUISITE TO INDEMNITEE’S TAKING ANY ACTION OR BRINGING ANY SUIT

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AGAINST INDEMNITOR UNDER THIS AGREEMENT OR THE LOAN DOCUMENTS. INDEMNITOR FURTHER WAIVES ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES BASED UPON OR RELATED TO ANY STATUTE LIMITING INDEMNITEE’S RIGHTS TO A DEFICIENCY JUDGMENT TO THE EXTENT THE SAME PERTAINS OR MAY PERTAIN TO ANY ENFORCEMENT OF THIS AGREEMENT. THE FAILURE OF INDEMNITEE TO INSIST UPON STRICT COMPLIANCE WITH ANY OF THE TERMS HEREOF SHALL NOT BE CONSIDERED TO BE A WAIVER OF ANY SUCH TERMS, NOR SHALL IT PREVENT INDEMNITEE FROM INSISTING UPON STRICT COMPLIANCE WITH THIS AGREEMENT AT ANY TIME THEREAFTER.
(b)    INDEMNITOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, AGAINST INDEMNITEE, ITS SUCCESSORS AND ASSIGNS, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH ANY PARTY MAY BE PERMITTED TO ASSERT THEREUNDER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. IN NO EVENT SHALL INDEMNITEE, ITS SUCCESSORS, ASSIGNS OR PARTICIPANTS BE LIABLE FOR SPECIFIC PERFORMANCE, ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOSS OF BUSINESS PROFITS OR OPPORTUNITY) AND BY ITS EXECUTION HEREOF, BORROWER WAIVES ANY RIGHT TO CLAIM OR SEEK ANY SUCH DAMAGES.
(c)    The liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any amendment or modification of the Loan Documents; (ii) any extensions of time for performance required by any of the Loan Documents; (iii) any sale, assignment or foreclosure pursuant to the Loan Documents or any sale or transfer of all or any part of the Property, except as may be released by Indemnitee in connection with a “Permitted Disposition” pursuant to Section 7.2 of the Loan Agreement; (iv) any exculpatory provision in any of the Loan Documents limiting Indemnitee’s recourse to the Property or to any other security, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor; (v) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Loan Documents; (vi) the release of Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise; (vii) the release or substitution in whole or in part, of any security for the Note or other evidence of debt issued pursuant to the Loan Documents; or (viii) Indemnitee’s failure to record any of the Loan Documents (or improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note or other evidence of indebtedness under the Loan Documents; and in any of such cases, whether with or without notice to Indemnitor and with or without consideration.
6.3    Costs and Expenses. Indemnitor shall pay to any Indemnified Party all costs and expenses (including the reasonable fees and disbursements of Indemnitee’s legal counsel and the reasonable charges of Indemnitee’s internal legal counsel) incurred by Indemnitee (a) in connection

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with the enforcement of the terms of this Agreement; or (b) in any litigation, contest, dispute, suit or proceedings (whether instituted by Indemnitee, Indemnitor or any other party) in any way relating to this Agreement and the indemnities described herein.
6.4    License. Indemnitor hereby grants and will use commercially reasonable efforts to cause any tenants of the Property to grant to Indemnitee and its agents, employees, attorneys, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Property and facilities thereon and perform such tests, including, without limitation, subsurface testing, soils and groundwater testing, and any other tests thereon as Indemnitee in its sole discretion determines are necessary to protect its security interest; provided, however, that under no circumstances shall Indemnitee be obligated to perform such inspections or tests.
6.5    Security. This Agreement and the obligations of Indemnitor under this Agreement are secured by the Security Instrument.
6.6    Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and either shall be sent by overnight courier service or personally delivered to a representative of the receiving party. All such communications shall be sent or delivered, addressed to the party for whom it is intended at its address set forth below:

If to Indemnitor:	RPT Providence Square, LLC c/o RREEF America, LLC 222 South Riverside Plaza, 34th Floor Chicago, Illinois 60606

In addition to the foregoing notice to Indemnitor, Indemnitee shall use reasonable efforts to deliver copies of such notices simultaneously to:
Alston & Bird LLP
1201 West Peachtree St.
Atlanta, GA 30309
Attn: Jason W. Howard

provided, however, that such notice to Alston & Bird LLP is merely a courtesy, and such notice or failure to give the same shall not extend any cure periods of Indemnitor or have any effect whatsoever upon Indemnitee’s rights and remedies under this Agreement or the Loan Documents.

If to Indemnitee:	Nationwide Life Insurance Company One Nationwide Plaza, Fifth Floor Columbus, Ohio 43215 Attention: Real Estate Investments, 1-05-701
Any communication so addressed and sent shall be deemed to have been delivered on the earliest of (1) actual delivery or (2) on the first Business Day after deposit with an overnight courier service, if such deposit is timely and appropriate in accordance with the requirements of such courier

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service for next business day delivery, in either case to the address of the intended addressee (except as otherwise provided in any Security Instrument), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Indemnitee or any Indemnitor, as the case may be. Indemnitor or Indemnitee may designate a change of address within the United States of America by written notice to the other by giving at least ten (10) days prior written notice of such change of address.
6.7    Severability. If any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.
6.8    Inconsistencies Among the Documents. Nothing contained herein is intended to modify in any way the obligations of Borrower under the Security Instrument or any other Loan Document or any Indemnitor under any guaranty of Borrower’s obligations to Indemnitee.
6.9    Successors and Assigns. This Agreement shall be binding upon Indemnitor’s successors and assigns and shall inure to the benefit of Indemnitee and its successors and assigns. Notwithstanding the foregoing, within one hundred twenty (120) days of the death of any Indemnitor (if Indemnitor is a natural person) a replacement indemnitor acceptable to Indemnitee, in Indemnitee’s sole reasonable discretion, with financials equal to or greater than those of the original Indemnitor, as of the Closing Date, shall execute Indemnitee’s then current form of Indemnity Agreement, Indemnitee shall receive such information, documentation and opinions as may be required by Indemnitee in connection with such replacement indemnitor, and Borrower shall reimburse Indemnitee for all of Indemnitee’s attorneys’ fees, costs and expenses incurred in connection with its review of the proposed replacement indemnitor and the documentation of any substitution, whether or not Indemnitee approves the proposed replacement indemnitor.
6.10    Multiple Parties and Joint and Several Liability. Where two or more persons or entities have executed this Agreement, unless the context clearly indicates otherwise, all references herein to “Indemnitor” shall mean the indemnitors hereunder or any of them. All obligations and liabilities of said indemnitors shall be joint and several.
6.11    Controlling Laws. This Agreement shall be governed by and construed in accordance with the laws of the State, without regard to principles of conflicts of laws.
6.12    Survival. The indemnity in this Agreement is intended to be operable under section 107(e)(1) of CERCLA, 42 U.S.C. § 9607(e)(1), and any successor section thereof, and shall survive the termination, satisfaction, or assignment of the Security Instrument or any obligation secured thereby, the entry of a judgment of foreclosure, exercise of any power of sale. or release or reconveyance of the Security Instrument, whether by payment of the Loan or any deed-in-lieu of foreclosure of the Security Instrument; provided, however, Indemnitor’s obligations under this Agreement shall survive (1) foreclosure under the Security Instrument (or Indemnitee’s acceptance of a deed in lieu thereof), or (2) the satisfaction of all obligations (including the full repayment of the Loan) under the Loan Documents, but only as to claims or matters that are based upon or arise out of circumstances or conditions that are first created or that first arise or come into existence prior to the events described in (1) and (2) in this sentence. Notwithstanding the foregoing, so long

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as title to the Property is not transferred pursuant to a foreclosure proceeding (whether judicial or non-judicial), or by deed in lieu of foreclosure or otherwise in connection with any Event of Default before the Loan is indefeasibly paid in full, then one year after the Loan is paid in full Indemnitor shall have the right by written request to Indemnitee to have the obligations under this Agreement terminated subject to the satisfaction of the following conditions: (i) the Loan was never in default and Indemnitee never exercised any default remedies, (ii) no claim may be lawfully asserted with respect to matters covered by this Agreement for which Indemnitee is at risk of suffering any costs, expenses, losses and/or damages, (iii) no claim with respect to any matters relating to any of the foregoing matters remains pending or unsatisfied in any respect, (iv) Indemnitor has delivered to Indemnitee an environmental report prepared by an environmental engineer approved by Indemnitee showing the Property to be free of recognized environmental conditions (as defined in the current American Society for Testing Materials (ASTM) E1527-13 standard) and not in violation of Environmental Laws as of the date of payoff, (v) Indemnitor has delivered to Indemnitee a property condition report prepared by an inspector approved by Indemnitee showing the Property to be in compliance with all Accessibility Laws as of the date of payoff, (vi) Indemnitor executes an estoppel certificate approved by Indemnitee; an (vi) all obligations of Indemnitor pursuant to the Side Letter (as defined below) have been completed. The burden of proof with regard to establishing the foregoing circumstances shall be upon Indemnitor. Borrower acknowledges that the foregoing “release rights” are subject to the following: (i) if at any time any payment of the principal of or interest under the Note or any other amount paid by Borrower or Carveout Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Borrower’s and Carveout Guarantor’s obligations shall be reinstated; and (ii) the foregoing release shall not apply to Borrower and Carveout Guarantor’s obligation to defend, indemnify and hold Indemnitee harmless from any claims in accordance with the terms of the other Loan Documents.
6.13    Financial Reports. If a Person other than Borrower constitutes Indemnitor (“Non-Borrower Indemnitor”), such Non-Borrower Indemnitor shall keep adequate books and records of account in accordance with methods reasonably acceptable to Indemnitee, consistently applied, and furnish to Indemnitee.
(a)    an annual balance sheet and income statement of Non-Borrower Indemnitor in the form required by Indemnitee, prepared and certified by Non-Borrower Indemnitor, within ninety (90) days after the close of each fiscal year of Non-Borrower Indemnitor; and
(b)    such other financial information, including federal tax returns filed by Indemnitor within ninety (90) days after the filing thereof, as may, from time to time, be reasonably requested by Indemnitee.
Indemnitee and its accountants shall have the right to examine the records, books, management and other papers of any Non-Borrower Indemnitor which reflect upon its financial condition, at the Property or at any office regularly maintained by any Non-Borrower Indemnitor where the books and records are located. Indemnitee and its accountants shall have the right to make copies and extracts from the foregoing records and other papers.
6.14    Vapor Intrusion. Indemnitor has disclosed to Lender the existence of a vapor intrusion issue at the Property (the “Vapor Intrusion”) and has executed that certain Post-Closing Side Letter

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(the “Side Letter”) executed by Borrower of even date herewith with respect to the Vapor Intrusion. Without limiting the definition of “Environmental Activity”, the parties acknowledge that the Vapor Intrusion and all obligations of Indemnitor pursuant to the Side Letter are expressly included in the definition of Environmental Activity.
6.15    Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic transmission.

[SIGNATURE PAGE FOLLOWS]

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Exhibit 10.4
Version 20180301

Signature Page for Indemnity Agreement

IN WITNESS WHEREOF, Indemnitor has executed this Agreement as of the date first above written.

BORROWER/INDEMNITOR:
RPT PROVIDENCE SQUARE, LLC,
a Delaware limited liability company

By: /s/ James Toney
Name: James Toney
Its: Authorized Signatory

By: /s/ Jeff Anderson
Name: Jeff Anderson
Its: Authorized Signatory

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